EXHIBIT 10.1

AMENDMENT NO. 6 TO
CREDIT AGREEMENT

        This Amendment No. 6 (the “Amendment”) is entered into as of December 30, 2004, (the “Closing Date”), by and among Coachmen Industries, Inc. (the “Borrower”), the undersigned lenders (each a “Lender” and collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as successor to Bank One, Indiana, N.A., both as one of the Lenders and as Administrative Agent (the “Agent”) on behalf of itself and the other Lenders.

RECITALS:

        WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of June 30, 2003, as amended; and

        WHEREAS, Lenders and Borrower desire to amend the Credit Agreement as provided hereby.

        NOW, THEREFORE, in consideration of the premises herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1.     Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

        Section 2.     Amendments. Effective on the date of the effectiveness of this Amendment pursuant to Section 4 below (the “Effective Date”), the Credit Agreement shall be amended as set forth in this Section 2.

        2.1     Amendments to Definitions.

        (a)     The definition of “Advance” in Article I is amended in its entirety to read as follows:

“Advance” means a borrowing hereunder (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same type and, in the case of Eurodollar Loans, for the same Interest Period. The term “Advance” shall include Revolving Loans, Term Loans, the Short Term Loan and Alternative Line Loans unless otherwise expressly provided.

        (b)     The definition of “Alternative Line Commitment” added to Article I through Amendment No. 6 to the Credit Agreement is amended in its entirety to read as follows:

“Alternative Line Commitment” means the obligation of the Alternative Line Bank to make Alternative Line Loans up to a maximum principal amount of $15,000,000 at any one time outstanding through the earlier of the Closing Date referenced in the introductory paragraph to this Amendment No. 6 to Credit Agreement or December 31, 2004, after which the maximum principal amount outstanding at any one time shall automatically reduce to $5,000,000.

        (c)     The definition of “Facility Terminate Date” in Article I is amended in its entirety to read as follows:

“Facility Termination Date” means, except as otherwise specified herein with respect to (i) a Term Loan and (ii) the Short Term Loan, June 30, 2006 or any earlier date on which the Aggregate Commitment is reduced to zero (other than amounts in respect of Facility LCs, if any, then outstanding, provided that Borrower shall have funded such amounts in cash in full into the Facility LC Collateral Account as provided in Section 2.2 herein) or otherwise terminated pursuant to the terms hereof.

        (d)     The definition of “Loan” in Article I is amended in its entirety to read as follows:

“Loan” means a Revolving Loan, a Term Loan, the Short Term Loan, or an Alternative Line Loan.

        2.2     Additional Definitions.

        The following definitions are added to Article I in the appropriate alphabetical sequence:

“Aggregate Short Term Loan Commitment” means the aggregate of the Short Term Loan Commitments of all the Lenders. The Aggregate Short Term Loan Commitment is Ten Million and no/100 Dollars ($10,000,000.00).

“Short Term Loan” means a one-time Loan made available to the Borrower by the Lenders pursuant to Section 2.22.

“Short Term Loan Commitment” means, for each Lender, the obligation of such Lender to make its Short Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Schedule I to this Agreement opposite its name thereon under the heading “Short Term Loan Commitment”.

“Short Term Loan Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction, the numerator of which is such Lender’s Short Term Loan Commitment and the denominator of which is the Aggregate Short Term Loan Commitment.

“Short Term Loan Termination” means February 28, 2005.

        2.3     Amendment to Schedule I.     Schedule I to the Credit Agreement is amended in its entirety to read as set forth in Attachment 1 to this Amendment.

        2.4     Amendment to Section 2.3.    Section 2.3 is amended in its entirety to read as follows:

        2.3 Ratable Loans. Each Advance hereunder (other than any Alternative Line Loan) shall consist of either Revolving Loans made from the several Lenders ratably according to their Revolving Loan Pro Rata Share or Term Loans made from the several Lenders ratably according to their Term Loan Pro Rata Share or the Short Term Loan made from the several Lenders ratably according to their Short Term Loan Pro Rata share.

        2.5     Amendment to Section 2.22.     A new Section 2.22 is added as follows:

        2.22 Short Term Loans. Each Lender severally and not jointly agrees, on the terms and conditions set forth in this Paragraph and otherwise in this Agreement, to make the Short Term Loan, in Dollars, to the Borrower in an aggregate amount equal to such Lender’s Short Term Loan Commitment. The Short Term Loan shall be disbursed in a single draw on the Closing Date identified in the introductory paragraph of this Amendment No. 6 to Credit Agreement and coincident with the reduction of the maximum principal amount outstanding under the Alternative Line Loan from $15,000,000 to $5,000,000. The Short Term Loan will bear interest at the Prime Rate. Borrower shall pay a fee in the amount of $5,000.00 to Agent for the account of the Lenders ratably in accordance with their respective Short Term Loan Pro Rata Share.

                            (A)     Repayment of the Short Term Loan.

    (i)        The unpaid principal balance of the Short Term Loan, together with all accrued and unpaid interest thereon, shall be repaid in a single lump sum installment payable on the Short Term Loan Termination Date, whereupon the Aggregate Short Term Loan Commitment shall be permanently reduced to zero and no/100 Dollars ($0.00) and expire.

        2.6     Amendment to Section 6.1.8.2.     Section 6.18.2 is amended in its entirety to read as follows:

                               6.18.2 Leverage Ratio.

        The Borrower will not permit the ratio of (i) Consolidated Debt to (ii) Consolidated EBITDA to be greater than (a) 3.0 to 1.0 at any time during the period from the Effective Date of this Amendment No. 6 to Credit Agreement through the fiscal quarter period ending March 31, 2005; (b) 2.5 to 1.0 at any time thereafter through the fiscal quarter period ending September 30, 2005 and (c) 2.0 to 1.0 at any time and as to any fiscal quarter period thereafter.

        Section 3.    Representations and Warranties.     In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and each of the Lenders that the execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations under the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), (i) are within the powers of the Borrower, (ii) have been duly authorized by proper organizational actions and proceedings, and such approvals have not been rescinded and no other actions or proceedings on the part of the Borrower are necessary to consummate such transaction, (iii) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, or if not made, obtained or given individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iv) do not and will not conflict with any Requirements of Law or Contractual Obligation, except such that could not reasonably be expected to have a Material Adverse Effect, or with the certificate or articles of incorporation and by-laws or the operating agreement of the Borrower or any Subsidiary, and (v) that the Amended Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally).

        Section 4.    Effectiveness.     The amendments set forth in Section 2 above shall become effective on the date when the Agent shall have received the following, all in a form satisfactory to Agent:

        4.1.     Amendment.     Counterparts of this Amendment signed by the Borrower, and each of the Lenders.

        4.2     Guaranty.     A Reaffirmation of Subsidiary Guarantors and a Reaffirmation of Supplemental Subsidiary Guarantors signed by each of the Subsidiary Guarantors in favor of the Lenders.

        4.3     Corporate Documents.     A certificate of the Secretary or an Assistant Secretary of the Borrower as to (a) resolutions of the Board of Directors of such entity authorizing the execution and delivery of this Amendment and the other documents contemplated hereby to which such entity is a party, (b) the incumbency and signatures of the officers of such entity which are to sign the documents referenced in clause (a) above, and (c) a certificate of existence certificate issued by the Indiana Secretary of State with respect to the Borrower.

        4.4     Other Documents.    Such other documents as the Agent shall reasonably request.

        4.5     Fees.    Payment by Borrower of the fee specified in Section 2.22.

        Section 5.    Miscellaneous.

        5.1     Continuing Effectiveness, etc.     The Credit Agreement, as amended, shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement and each other Loan Document to the “Credit Agreement” or similar terms shall refer to the Credit Agreement, as previously amended and as modified hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (i) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or, (ii) any Default or unmatured Default under the Credit Agreement.

        5.2     Counterparts.    This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        5.3     Expenses.    The Borrower agrees to pay the reasonable costs and expenses of the Agent (including reasonable attorneys’ fees and charges) in connection with the negotiation, preparation, execution and delivery of this Amendment and the other documents contemplated hereby.

        5.4     Governing Law.    THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA.

        5.5     Successors and Assigns.    This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns, as permitted by the provisions of the Credit Agreement.

        5.6     Headings.    Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

        IN WITNESS WHEREOF, the Borrower, the Agent and each of the Lenders have caused this Amendment to be duly executed by its officers thereunder duly authorized as of the date first written above.

[SIGNATURE PAGES FOLLOW]

COACHMEN INDUSTRIES, INC. By: /s/ Richard M. Lavers Name: Richard M. Lavers Title: Secretary
By: /s/ Gary L. Near Name: Gary L. Near Title: Treasurer
JPMORGAN CHASE BANK, N.A. as successor to BANK ONE INDIANA, N.A., as a Lender, as the LC Issuer and as Adminstrative Agent By: /s/ Kurt E. Meibeyer Name: Kurt E. Meibeyer Title: First Vice President
NATIONAL CITY BANK OF INDIANA, as a Lender By: /s/ National City Bank of Indiana Name: Title:
1st SOURCE BANK, as a Lender By: /s/ 1st Source Bank Name: Title:

Attachment 1

FIFTH AMENDED SCHEDULE I
LENDER COMMITMENTS

REVOLVING LOAN COMMITMENTS

Lender	Revolving Loan Commitment	% of Aggregate Revolving Loan Commitment[1]

JPMorgan Chase Bank, N.A.	$ 13,850,000	46.16%

National City Bank	$ 8,075,000	26.92%

1st Source Bank	$ 8,075,000	26.92%

Total	$ 30,000,000	100%

ALTERNATIVE LINE COMMITMENTS

Lender	Alternative Line Loan Commitment	% of Aggregate Alternative Line Loan Commitment

JPMorgan Chase Bank, N.A.	$ 5,000,000[2]	100%

Total	$ 5,000,000[2]	100%

FACILITY LC'S

Lender	Facility LC	% of Aggregate Facility LC's3

JPMorgan Chase Bank, N.A.	$ 4,513,877.49	53.86%

National City Bank	$ 1,933,441.39	23.07%

1st Source Bank	$ 1,933,441.39	23.07%

Total	$ 8,380,760.27	100%

TERM LOAN COMMITMENTS

Lender	Term Loan Commitment	% of Aggregate Term Loan Commitment[4]

JPMorgan Chase Bank, N.A.	$ 4,039,500	53.86%

National City Bank	$ 1,730,250	23.07%

1st Source Bank	$ 1,730,250	23.07%

Total	$ 7,500,000	100%

SHORT TERM LOAN COMMITMENTS

Lender	Short Term Loan Commitment	% of Aggregate Short Term Loan Commitment[5]

JPMorgan Chase Bank, N.A.	$ 5,386,000	53.86%

National City Bank	$ 2,307,000	23.07%

1st Source Bank	$ 2,307,000	23.07%

Total	$ 10,000,000	100%

1 and such Lender’s Revolving Loan Pro Rata Share
2 through December 31, 2004, after which the Alternative Line Commitment will reduce to $5,000,000
3 and such Lender’s Pro Rata Share
4 and such Lender’s Term Loan Pro Rata Share
5 and such Lender’s Short Term Loan Pro Rata Share

REAFFIRMATION OF
SUBSIDIARY GUARANTORS

        The undersigned have executed and delivered to Bank One, Indiana, N.A. (and now known as JPMorgan Chase Bank, N.A.) as Administrative Agent (the “Agent”) a Subsidiary Guaranty dated as of June 30, 2003 (the “Guaranty”). The undersigned hereby acknowledge receipt of that certain Amendment No. 6 to Credit Agreement of even date herewith among Coachmen Industries, Inc. (“Borrower”) and the Agent and Lender parties thereto (the “Amendment”) which amends the Credit Agreement dated as of June 30, 2003 by and among Borrower, Agent and the Lenders from time to time parties thereto (the “Credit Agreement”), and accepts and agrees to be bound by the terms thereof, ratifies and confirms all obligations under the Guaranty, and agrees that the Guaranty shall continue in full force and effect upon the effectiveness of the Amendment.

Acknowledged and Agreed to this 30th day of December, 2004.

ALL AMERICAN HOMES OF INDIANA, LLC
COACHMEN RECREATIONAL
VEHICLE COMPANY, LLC
GEORGIE BOY MANUFACTURING, LLC
COACHMEN RECREATIONAL
VEHICLE COMPANY OF GEORGIA, LLC
ALL AMERICAN HOMES OF IOWA, LLC
ALL AMERICAN HOMES OF KANSAS, LLC
ALL AMERICAN HOMES OF NORTH
CAROLINA, LLC
ALL AMERICAN HOMES OF OHIO, LLC
MILLER BUILDING SYSTEMS, INC.
MOD-U-KRAF HOMES, LLC

By: /s/ Richard M. Lavers Name: Richard M. Lavers Title: Secretary

By: /s/ Gary L. Near Name: Gary L. Near Title Treasurer

REAFFIRMATION OF
SUPPLEMENTAL SUBSIDIARY GUARANTORS

        The undersigned have executed and delivered to Bank One, Indiana, N.A. (and now known as JPMorgan Chase Bank N.A.), as Administrative Agent (the “Agent”) a Subsidiary Guaranty of Supplemental Guarantors dated as of June 30, 2004 (the “Guaranty”). The undersigned hereby acknowledge receipt of that certain Amendment No. 6 to Credit Agreement of even date herewith among Coachmen Industries, Inc. (“Borrower”) and the Agent and Lender parties thereto (the “Amendment”) which amends the Credit Agreement dated as of June 30, 2003 by and among Borrower, Agent and the Lenders from time to time parties thereto, as previously amended, (the “Credit Agreement”), and accepts and agrees to be bound by the terms thereof, ratifies and confirms all obligations under the Guaranty, and agrees that the Guaranty shall continue in full force and effect upon the effectiveness of the Amendment.

Acknowledged and Agreed to this 30th day of December, 2004.

SHASTA INDUSTRIES, LLC VIKING RECREATIONAL VEHICLES, LLC COLFAX COUNTRY RV, LLC

By: /s/ Richard M. Lavers Name: Richard M. Lavers Title: Secretary

By: /s/ Gary L. Near Name: Gary L. Near Title Treasurer